Exhibit 99.1

Battery Future Acquisition Corp. Announces Extension of Deadline to Complete Business Combination

MIAMI, FLORIDA, August 10, 2023 — Battery Future Acquisition Corp. (NYSE: BFAC.U, BFAC, BFAC.WS) (“BFAC” or the “Company”), a special purpose acquisition company, announced today that, on August 10, 2023, its sponsor, Battery Future Sponsor LLC (the “Sponsor”), requested that BFAC extend the date by which BFAC has to consummate a business combination from August 17, 2023 to September 17, 2023 (the “Extension”). The Extension is the third of up to twelve one-month extensions permitted under BFAC’s governing documents. In connection with such Extension, the Sponsor has notified BFAC that Pala Investments Limited intends to cause an aggregate of $250,000 to be deposited into BFAC’s trust account on or before August 17, 2023. The Extension provides BFAC with additional time to complete a business combination.

About Battery Future Acquisition Corp.

Battery Future Acquisition Corp. is a blank check company incorporated on July 29, 2021 as a Cayman Islands exempted company and formed for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. These forward-looking statements and factors that may cause such differences include, without limitation, BFAC’s inability to complete an initial business combination within the required time period, and other risks and uncertainties indicated from time to time in filings with the U.S. Securities and Exchange Commission (the “SEC”), including BFAC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 30, 2023, under the heading “Risk Factors,” and other documents BFAC has filed, or to be filed, with the SEC. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. BFAC expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in BFAC’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Contacts

Battery Future Acquisition Corp.

(347) 417-4062

Media:

Gasthalter & Co.

Jonathan Gasthalter/Kevin FitzGerald

(212) 257-4170